UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8725 Henderson Road, Renaissance One
Tampa, Florida		33634
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 29, 2008, WellCare Health Plans, Inc. (the “Company”) received an executed amendment to its Medicaid Managed Care and Family Health Plus Model Contract (the “NY Contract”) between the New York State Department of Health (the “Department”) and WellCare of New York, Inc., a wholly-owned subsidiary of the Company (“WellCare NY”), pursuant to which WellCare NY participates in the New York State Family Health Plus and Medicaid programs.

The amendment, among other things, extends the term of the NY Contract through September 30, 2010 and adds a definition of “Medicaid Managed Care Quality Incentive,” which relates to a monetary incentive that may be awarded to WellCare NY if it meets certain predetermined performance measures, such as quality of care, consumer satisfaction and compliance.  The termination provisions of the NY Contract were also amended to include a right of the Department to terminate the NY Contract in the event WellCare NY fails to qualify for a Medicaid Managed Care Quality Incentive for three consecutive years.  In addition, the amendment revises the capitation payment rates payable to WellCare NY for the State of New York’s Fiscal Year 2009.  The amendment also narrows the scope of the indemnity from the Department to WellCare NY to provide for indemnification only for final judgments to the extent attributable to the negligence of the Department.  The effective date of the amendment is April 1, 2008.  A copy of the amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the above-described amendment.  The above description is qualified in its entirety by reference to the amendment.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Company has elected to file such contracts with the U.S. Securities and Exchange Commission.  The Company does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01                      Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shelf Company Transaction.

None.

(d)   Exhibits.

The following exhibit is filed as part of this report:

10.1	Amendment to Medicaid Managed Care and Family Health Plus Model Contract between the New York State Department of Health and WellCare of New York, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Medicaid Managed Care and Family Health Plus Model Contract between the New York State Department of Health and WellCare of New York, Inc.